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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANTS

Subsidiaries of Iridium World Communications Ltd.:
None

Subsidiaries of Iridium LLC:
Iridium Operating LLC

Subsidiaries of Iridium Operating LLC:
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

Subsidiaries of Iridium Capital Corporation:
None

Subsidiaries of Iridium Roaming LLC:
None

Subsidiaries of Iridium IP LLC:
None